Exhibit 10.4
Guaranty
This Guaranty (this “Guaranty”) is made as of the 3rd day of December, 2008, by UT Gaming, Inc., a Delaware corporation (“Guarantor”), in favor of National City Bank, a national banking association (“Lender”).
1. Background.
A. Guarantor’s affiliates, Youbet.com, Inc., a Delaware corporation (“Youbet”), United Tote Company, a Montana corporation (“United Tote”), and Youbet Services Corporation, a Delaware corporation (“Youbet Services”) (Youbet, United Tote and Youbet Services are each individually a “Borrower” and collectively the “Borrowers”), have requested that Lender provide certain loans, extensions of credit and other financial accommodations (collectively the “Financial Accommodations”) to Borrowers evidenced by, among other things, (i) that certain Loan and Security Agreement of even date herewith by and between Borrowers and Lender (as amended, renewed or restated from time to time, the “Loan Agreement”), (ii) that certain Revolving Note of even date herewith executed and delivered by Borrowers to Lender in a maximum aggregate principal amount not to exceed Five Million and no/100 Dollars ($5,000,000.00) (as amended, renewed or restated from time to time, the “Revolving Note”), (iii) that certain Term Note A of even date herewith executed and delivered by Borrowers to Lender in a maximum aggregate principal amount not to exceed Ten Million and no/100 Dollars ($10,000,000.00) (as amended, renewed or restated from time to time, the “Term Note A”), and (iv) the other documents, agreements and instruments referenced in any of the foregoing or otherwise executed and delivered by Borrowers to Lender (the “Other Agreements”) (the Other Agreements, together with the Loan Agreement, the Revolving Note and the Term Note A are collectively the “Loan Documents”). Except as expressly set forth in this Guaranty, all terms which have an initial capital letter where not required by the rules of grammar are defined in the Loan Agreement.
B. Lender is willing to provide the Financial Accommodations to Borrowers pursuant to the Loan Agreement and the other Loan Documents provided, among other things, Guarantor executes and delivers this Guaranty to Lender.
C. Guarantor acknowledges and agrees that (i) Guarantor has a financial interest in each Borrower, (ii) Guarantor is benefited by the Financial Accommodations made by Lender to Borrowers, (iii) Guarantor’s execution and delivery of this Guaranty is a material inducement to Lender providing the Financial Accommodations to Borrowers, and (iv) without this Guaranty, Lender would not have provided the Financial Accommodations to Borrowers.
D. In consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of such consideration is hereby acknowledged by Guarantor, Guarantor hereby covenants unto and agrees with Lender as set forth in this Guaranty.
2. Definitions.
A. “Borrowers’ Liabilities” shall mean, individually and collectively, all debts, liabilities, indebtedness, Rate Management Obligations, fees, costs, expenses, covenants, duties, obligations and agreements of any kind, nature or description whatsoever of Borrowers or any Borrower to Lender, heretofore, now or hereafter made, incurred, evidenced or created, whether voluntary or involuntary, and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, direct or indirect, insured or uninsured, foreseeable or unforeseeable, including, but not limited to, the indebtedness owed by Borrowers to Lender pursuant to (i) the Loan Agreement, (ii) the Revolving Note, (iii) the Term Note A, (iv) the other Loan Documents, and (v) any Rate Management Agreement.

B. “Covenants” shall mean all now existing or hereafter arising covenants, duties, obligations and agreements of Borrowers or any Borrower to and with Lender.
C. “Event of Default” shall mean the occurrence of any one of the following events: (i) Guarantor fails or neglects to perform, keep or observe any term, provision, condition, warranty, representation or covenant contained in this Guaranty or any other agreement, document or instrument executed and delivered by Guarantor to Lender, and such failure continues for thirty (30) days after the occurrence thereof; or (ii) an “Event of Default” as defined in the Loan Agreement.
D. “Guarantor’s Liabilities” shall mean all of Guarantor’s now existing and hereafter arising debts, liabilities, covenants, duties, obligations and agreements to and with Lender, whether pursuant to this Guaranty or otherwise.
3. Guaranty.
A. Guarantor hereby (i) unconditionally guaranties the full and timely payment of Borrowers’ Liabilities when due or declared due, whether by acceleration, maturity or otherwise; (ii) unconditionally guaranties the full and timely performance of the Covenants; (iii) agrees to pay all reasonable costs, expenses and fees, including, but not limited to, attorneys’ fees, costs and expenses (including without limitation, those fees, costs and expenses of attorneys and paralegals who may be employees of Lender, its parent or affiliates), incurred by Lender in connection with this Guaranty, Guarantor’s Liabilities or any collateral or security securing Guarantor’s Liabilities or any collection or enforcement thereof; (iv) agrees to pay to Lender the amount of any payments made to Lender in full or partial satisfaction of Borrowers’ Liabilities, and which are subsequently invalidated, declared to be preferential or fraudulent, set aside or required to be repaid by Lender to Borrowers, a trustee, a receiver or any other party under the United States Bankruptcy Code or any similar federal, state or local law, statute or regulation; and (v) interest on any of the foregoing from and after demand from Lender to Guarantor for payment until such time as Guarantor’s Liabilities hereunder are paid in full, at a floating per annum rate of interest equal to the Default Rate as set forth in the Loan Agreement.
B. This Guaranty and the full and timely performance of the Covenants and the full and timely payment of Borrowers’ Liabilities by Guarantor pursuant to this Guaranty shall be a continuing, absolute and unconditional guaranty of payment and not of collection, irrespective of (i) the validity or enforceability of any instrument, agreement or document evidencing all or any part of Borrowers’ Liabilities; (ii) the absence of any attempt to collect or enforce Borrowers’ Liabilities from or against Borrowers or other action to enforce the full and timely performance of the Covenants and the full and timely payment of Borrowers’ Liabilities, and the absence of any such attempt shall in no way preclude or be a condition precedent to proceeding against Guarantor; (iii) any waiver or consent by Lender with respect to any term or provision of any instrument, agreement or document executed and delivered by Borrowers or Guarantor to Lender; (iv) Lender obtaining any additional guaranties or any collateral to secure Borrowers’ Liabilities from Borrowers or any other person or entity; (v) any failure by Lender to take any steps to preserve its rights to any security or collateral securing Borrowers’ Liabilities or the Covenants or to utilize any of its remedies, which failure shall in no way preclude or be a condition precedent to Lender proceeding against Guarantor; or (vi) any other fact, event, act, omission or circumstance which might otherwise constitute a legal or equitable discharge of liability or performance by Guarantor.

C. Lender shall not be required or obligated to (i) take any action to collect from, or to file any claim of any kind against, Borrowers, any other guarantor or any other person or entity liable, jointly or severally, for the full and timely performance of any of the Covenants or the full and timely payment of any of Borrowers’ Liabilities, prior to pursuing any rights or remedies Lender may have against Guarantor; (ii) take any steps to protect, enforce, take possession of, perfect any interest in, foreclose or realize on any collateral or security, if any, securing the Covenants or Borrowers’ Liabilities; or (iii) in any other respect, exercise any diligence whatsoever in enforcing, collecting or attempting to collect any of Borrowers’ Liabilities by any means.
4. Negative Pledge.
Guarantor hereby represents, warrants and covenants unto Lender that none of such Guarantor’s real and personal property is currently subject to any liens, security interests, mortgages or other encumbrances and at all times prior to the indefeasible payment and satisfaction in full of the Borrowers’ Liabilities and the Guarantor’s Liabilities (except, in each case, indemnification obligations which expressly survive the termination of the Loan Documents), Guarantor shall not encumber, assign, mortgage or otherwise pledge any of its assets or any proceeds thereof to any person or entity other than Lender.
5. Waivers.
A. Guarantor unconditionally and irrevocably waives each and every defense which would otherwise impair, restrict, diminish or affect any of Guarantor’s Liabilities, except for the defense of the indefeasible payment and satisfaction in full of the Guarantor’s Liabilities. Without limiting the foregoing, Lender shall have the exclusive right from time to time without impairing, restricting, diminishing or affecting any of Guarantor’s Liabilities, and without notice of any kind to Guarantor, to (i) provide additional loans, extensions of credit and other financial accommodations to Borrowers; (ii) renew, extend, accelerate, modify or otherwise change the terms of any of the Covenants or any of Borrowers’ Liabilities, or any instrument, agreement or document between Lender and Borrowers; (iii) accept partial payments on Borrowers’ Liabilities; (iv) take and hold collateral or security to secure the Covenants or Borrowers’ Liabilities, or take any other guaranty to secure the Covenants and Borrowers’ Liabilities; (v) in its sole discretion, apply any such collateral or security, and direct the order or manner of sale thereof, and the application of the proceeds thereof; and (vi) settle, release, compromise, collect or otherwise liquidate Borrowers’ Liabilities or exchange, enforce, sell, lease, use, maintain and release any collateral or security therefor in any manner, without affecting or impairing any of Guarantor’s Liabilities hereunder. Nothing contained in this Guaranty, except the full and timely performance of the Covenants and the full and timely payment of Borrowers’ Liabilities to Lender, shall operate to discharge any of Guarantor’s Liabilities.
B. Guarantor hereby unconditionally waives (i) notice of acceptance of this Guaranty; (ii) notice of any default by Borrowers in the full and prompt performance of the Covenants or the full and prompt payment of Borrowers’ Liabilities; (iii) presentment, notice of dishonor, protest, demand for payment and any other notices of any kind; and (iv) any rights of set-off or counterclaim against Lender which would otherwise impair Lender’s rights against Guarantor hereunder.

6. Information.
Guarantor assumes responsibility for keeping informed of (A) the financial condition of Borrowers; (B) Borrowers’ Liabilities; and (C) all other circumstances bearing upon Borrowers or the risk of nonpayment of Borrowers’ Liabilities. Guarantor agrees that Lender shall have no duty or obligation to advise, furnish or supply Guarantor of or with any information known to Lender, including, but not limited to, Borrowers’ Liabilities, the financial condition of Borrowers, any other circumstances relating to nonpayment of Borrowers’ Liabilities or otherwise. If Lender, in its sole discretion, provides any advice or information to Guarantor, Lender shall be under no obligation to investigate the matters contained in such advice or information, or to correct such advice or information if Lender thereafter knows or should have known that such advice or information is misleading or untrue, in whole or in part, or to update or provide any other advice or information in the future.
7. Waiver of Guarantor’s Right of Indemnification, Subrogation, Contribution and Reimbursement.
Guarantor acknowledges and agrees that Guarantor may have a right of indemnification, subrogation, contribution and reimbursement from Borrowers based upon the execution of this Guaranty. Guarantor understands the benefits of having such rights, including, but not limited to, (a) Guarantor’s right to reimbursement from Borrowers of all monies expended for the payment of Borrowers’ Liabilities by Guarantor; and (b) Guarantor’s subrogation to the rights of Lender after payment of Borrowers’ Liabilities. Guarantor knowingly and voluntarily waives, releases and relinquishes its rights of indemnification, subrogation, contribution and reimbursement from Borrowers, Guarantor and each other Obligor, until the indefeasible payment and satisfaction in full of Borrowers’ Liabilities (except, in each case, indemnification obligations which expressly survive the termination of the Loan Documents).
8. Remedies Upon a Default.
Upon the occurrence of an Event of Default, Guarantor’s Liabilities shall be immediately due and payable by Guarantor, whether or not Borrowers’ Liabilities are then due and payable or declared due and payable. Upon the occurrence and during the continuance of an Event of Default, Lender may, in its sole discretion, exercise any of its rights or remedies provided in this Guaranty, at law, in equity or otherwise. All of Lender’s rights and remedies are cumulative and non-exclusive, and the exercise by Lender of any right or remedy shall not preclude Lender from subsequently exercising any other right or remedy, in any other respect or at any other time.
9. Term of Guaranty.
This Guaranty and Guarantor’s Liabilities shall apply to all transactions between Borrowers and Lender. This Guaranty may only be terminated by Guarantor giving notice of such termination to Lender in accordance with Paragraph 9 hereof. Such notice of termination, however, shall not release or affect any of Guarantor’s Liabilities existing as of the effective date of such termination.

10. Notice.
Any and all notices, demands, requests, consents, designations, waivers and other communications required or desired hereunder shall be in writing and shall be deemed effective upon personal delivery, upon confirmed facsimile transmission, upon receipted delivery by overnight carrier, or three (3) days after mailing if mailed by registered or certified mail, return receipt requested, postage prepaid, to Guarantor or Lender at the following addresses or facsimile numbers or such other address as Guarantor or Lender specify in like manner; provided, however, that notices of termination of this Guaranty and notices of a change of address or facsimile number shall be effective only upon receipt thereof.

If to Guarantor, then to:	If to Lender, then to:

UT Gaming, Inc. 5901 De Soto Avenue Woodland Hills, California 91367 Attention: James Burk Facsimile No.: (818) 668-2179	National City Bank One North Franklin, 20th Floor Chicago, Illinois 60606 Attention: Mr. Brian F. Hewett Facsimile No.: (312) 384-4666

with a copy to:	with a copy to:

Kirkland & Ellis LLP 200 E. Randolph Chicago, IL 60601 Attention: Amy Peters Facsimile No.: (312) 861-2200	Thompson Coburn LLP 55 East Monroe Street, 37th Floor Chicago, Illinois 60603 Attention: Victor A. Des Laurier, Esq. Facsimile No.: (312) 782-1746
11. Application of Payments.
Guarantor hereby agrees that all payments to Lender made by or on behalf of Borrowers, including, without limitation, payments from Guarantor, may be applied and reapplied, in whole or in part, to any of Borrowers’ Liabilities, whether principal, interest, costs, fees, expenses or otherwise, as Lender sees fit in its sole discretion. Lender’s books and records shall constitute prima face proof of the amount of Borrowers’ Liabilities.
12. Financial Information.
Guarantor covenants unto Lender that Guarantor will deliver to Lender all financial and other information and data regarding Guarantor as Lender, from time to time, may reasonably request.

13. Construction.
A. This Guaranty shall be interpreted, construed and governed by and under the laws of the State of Illinois. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Guaranty is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Guaranty, the balance of which shall remain in and have its intended full force and effect. Provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.
B. The Paragraph headings contained in this Guaranty are solely for the purpose of reference, are not part of the agreement between Guarantor and Lender, and shall not in any way affect the meaning or interpretation of this Guaranty or any Paragraph.
C. This Guaranty shall be binding on Guarantor and upon the successors and heirs of Guarantor, and shall inure to the benefit of Lender, its successors, assigns, affiliates, divisions, parents and shareholders, and may be assigned by Lender without notice to Guarantor. This Guaranty may not be assigned by Guarantor.
D. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision. No extension of time for performance of Guarantor’s Liabilities or any other obligation or act hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligation or any other act. This Guaranty may not be altered, changed, amended or modified except by an agreement in writing signed by Lender and Guarantor.
E. Guarantor authorizes all of its officers, from time to time, on behalf and in the name of Guarantor from time to time in the discretion of such officer to take or omit to take any and all action and to execute and deliver any and all documents and instruments which such officer may determine to be necessary or desirable in relation to, and perform any obligations arising in connection with, this Guaranty and any of the transactions contemplated hereby, and, without limiting the generality of the foregoing, hereby gives to such officer the power and right on behalf of Guarantor, without notice to or assent by Guarantor, to do the following: (A) to execute and deliver any amendment, waiver, consent, supplement, other modification or reaffirmation of this Guaranty or any document covering any of the security for this Guaranty, and to perform any obligation arising in connection herewith or therewith; (B) to sell, transfer, assign, encumber or otherwise deal in or with the security for this Guaranty or any part thereof; (C) to grant liens, security interests or other encumbrances on or in respect of any property or assets of Guarantor, whether now owned or hereafter acquired, in favor of Lender; (D) to send notices, directions, orders and other communications to any Person relating to this Guaranty, or the security for all or any part of the Borrowers’ Liabilities; (E) to take or omit to take any other action contemplated by or referred to in this Guaranty or any document covering any of the security for all or any part of the Borrowers’ Liabilities; and (F) to take or omit to take any action with respect to this Guaranty, any of the security for all or any part of the Borrowers’ Liabilities or any document covering any such security, all as such officer may determine in his or her sole discretion. Each of the undersigned hereby certifies that he/she has all necessary authority to grant and execute this Guaranty on behalf of Guarantor.

14. Service of Process; Consent to Jurisdiction.
A. GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GUARANTOR AS SET FORTH IN SECTION 10 ABOVE IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE.
B. GUARANTOR AND LENDER IRREVOCABLY AGREE, AND HEREBY CONSENT AND SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, WITH REGARD TO ANY LITIGATION, ACTIONS OR PROCEEDINGS ARISING FROM, RELATING TO OR IN CONNECTION WITH BORROWERS’ LIABILITIES, THE COVENANTS, GUARANTOR’S LIABILITIES, THIS GUARANTY OR ANY COLLATERAL OR SECURITY THEREFOR. GUARANTOR HEREBY WAIVES ANY RIGHT GUARANTOR MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION, ACTIONS OR PROCEEDINGS FILED IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION.
15. Waiver of Jury Trial.
GUARANTOR AND LENDER HEREBY ABSOLUTELY AND UNCONDITIONALLY WAIVES ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER OR RELATING TO THIS GUARANTY, GUARANTOR’S LIABILITIES OR BORROWERS’ LIABILITIES, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED AND DELIVERED IN CONNECTION THEREWITH OR RELATED THERETO.
[signature page follows]

In Witness Whereof, Guarantor has duly executed this Guaranty on the day and year first above written.

UT Gaming, Inc., a Delaware corporation
By:	/s/ James Burk
	Name:	James Burk
	Title:	Chief Financial Officer
[Signature Page to Guaranty]

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